Exhibit 4.4(B)

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

This Amendment and Consent, dated as of September 16, 2010, is made by and among OncoMed Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and certain holders of the Company’s Series A Preferred Stock (the “Series A Investors”), certain holders of the Company’s Series B Preferred Stock and Series B-1 Preferred Stock (the “Series B Investors”), certain holders of the Company’s Series B-2 Preferred Stock (the “Series B-2 Investor”), certain holders of the Company’s Series B-3 Preferred Stock (the “Series B-3 Investor,” and together with the Series A Investors, Series B Investors and Series B-2 Investor, the “Investors,” and each individually, an “Investor”), and certain holders of the Company’s Class A Common Stock (each of which is herein referred to as a “Common Holder” and all of which are collectively referred to herein as the “Common Holders”).

RECITALS

WHEREAS, Nomura European Investment Limited (“NEI”) proposes to transfer all of its shares of Series B-1 Preferred Stock of the Company (the “Nomura Stock”), and assign all of the rights attached thereto, to a limited partnership to be known as Phase4 Ventures III LP in which funds managed or advised by HarbourVest Partners, LLC or its affiliates will be the sole investors (the “Transferee”).

WHEREAS, the Company consents to and agrees with the transfer of the Nomura Stock to the Transferee and the Company and the undersigned Investors and Common Holders, constituting the holders of a sufficient number of shares of capital stock of the Company necessary to waive the terms of and amend the Investor Agreements (as defined below), agree to the amendment of the Investor Agreements on the terms set out below such that the Transferee becomes a party thereto in place of NEI.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows upon the completion of the transfer of Nomura Stock to the Transferee:

1. Consent to Transfer; Investor Agreements. The Company hereby irrevocably consents to the transfer by NEI of the Nomura Stock to Transferee. The Company and the undersigned Investors and Common Holders, constituting the holders of a sufficient number of shares of capital stock of the Company necessary to waive the terms of and amend the Investor Agreements (as defined below), hereby irrevocably agree that the Transferee shall become a party to each of the following Investor Agreements as an “Investor” thereto in place of NEI, so long as Transferee agrees to be bound by all of the terms and conditions of the Investor Agreements, having the rights and obligations identical to NEI: (i) the Amended and Restated Investor Rights Agreement, dated as of October 7, 2008, by and between the Company and the Investors listed therein (as amended to date, the “Investor Rights Agreement”), (ii) the Amended and Restated Voting Agreement, dated as of October 7, 2008, by and among the Company, the Investors and the Common Holders listed therein (as amended to date, the “Voting Agreement”) and (iii) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of October 7, 2008, by and among the Company, the Common Holders and Investors listed therein (as amended to date, the “Co-Sale Agreement,” and together with the Investor Rights Agreement and Voting Agreement, the “Investor Agreements”).

2. Amendment to Voting Agreement.

(a) Section 2.1(b) of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

“At each election of directors in which the holders of the Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single, separate class, are entitled to elect five (5) directors of the Company: (i) one member of the Board (the “Morgenthaler Designee”) designated by Morgenthaler Partners VII, L.P. or its affiliates (“Morgenthaler”); (ii) one member of the Board (the “Vertical Designee”) designated by Vertical Fund I, L.P. or its affiliates (“Vertical”); (iii) one member of the Board (the “ASP Designee”) designated by Adams Street Partners or its affiliates (“ASP”); (iv) one member of the Board (the “Phase4 Designee”) designated by Phase4 Ventures III LP or its affiliates (“Phase4”); and (v) one member of the Board (the “Delphi Designee”) designated by Delphi Ventures VIII, L.P. or its affiliates (“Delphi”). For the purpose of this Agreement and effective as of the date of the Effective Date (as defined in the Purchase Agreement), Denise Pollard-Knight shall initially be the Phase4 Designee. Deepa Pakianathan, Ph.D. shall initially be the Delphi Designee. The rights of each of Morgenthaler, Vertical, ASP, Phase4 and Delphi to designate a member of the Board pursuant to this Section 2.1(b) shall be conditioned, respectively, on Morgenthaler, Vertical, ASP, Phase4 and Delphi owning shares of the Company’s Series B Preferred Stock and/or Series B-1 Preferred Stock.”

(b) The clause in Section 10.10 of the Voting Agreement that currently reads “any amendment or waiver of Section 2.1(b) of this Agreement which would alter the rights of Nomura or any affiliate of Nomura to designate the Nomura Designee must be approved, in writing, by Nomura,” shall be amended and restated in its entirety to read as follows:

“any amendment or waiver of Section 2.1(b) of this Agreement which would alter the rights of Phase4 or any affiliate of Phase4 to designate the Phase4 Designee must be approved, in writing, by Phase4 . . . .”

3. Amendment to Investor Rights Agreement.

(a) The clause in Section 1.11 of the Investor Rights Agreement that currently reads “or, in the case of Nomura European Investment Limited (“Nomura”), by Nomura to any of its Affiliates (as defined in Section 4.2) or to a fund managed by any of such Affiliates,” shall be amended and restated in its entirety to read as follows:

“or, in the case of Phase4 Ventures III LP (“Phase4”), by Phase4 to any of its Affiliates (as defined in Section 4.2) or to a fund managed by any of such Affiliates . . . .”

(b) Section 3.5(b) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

“For so long as the Series B-1 Director nominated by Phase4 pursuant to that certain Amended and Restated Voting Agreement (the “Voting Agreement”) between the Company and certain Investors of approximately even date herewith is not an employee of Phase4 or an employee of an Affiliate of Phase4, Phase4 shall be entitled to appoint one of its employees or an employee of one of its Affiliates (as defined in Section 4.2) to serve as a board observer in a non-voting capacity (the “Phase4 Board Observer”). The Phase4 Board Observer shall be entitled to receive notice of, to attend and to any documentation distributed to members before, during or after, all regular meetings of the Board of Directors (excluding all executive sessions and committee meetings thereof) at the same time as such materials are provided to the other Board members. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Phase4 Board Observer from any such regular meeting or portion thereof (so long as the Company notifies the Phase4 Board Observer of such withholding and of any action taken by the Board of Directors as a result of such meeting) if access to such information or attendance at such meeting would, (a) in the judgment of the Company’s outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or cause the Board of Directors to breach its fiduciary duties, (b) in the good faith determination of the Board of Directors, involve a direct conflict of interest (over and above any conflicts of similar investor nominated directors), or (c) result in the disclosure of trade secrets. The Phase4 Board Observer shall not be (y) permitted to vote at any meeting of the Board, or (z) counted for purposes of determining whether or not there is sufficient quorum for the Board of Directors to conduct its business. The Phase4 Board Observer shall hold all information received pursuant to this Agreement in the strictest confidence and trust, shall act in a fiduciary manner with respect to all information so provided, and shall not disclose the same to any third party nor use the same for any purpose. The Company shall not be obligated to reimburse any expenses incurred by the Phase4 Board Observer in attending regular meetings of the Board. A duplicate copy of all information provided to the director designated by Phase4 pursuant to the Voting Agreement shall be provided concurrently to Phase4 to the person and using the contact information provided pursuant to Section 4.4. Phase4 shall hold all information received pursuant to this Agreement in the strictest confidence and trust, shall act in a fiduciary manner with respect to all information so provided, and shall not disclose the same to any third party nor use the same for any purpose.”

(c) Each other instance where Nomura is referred to in the Investor Rights Agreement shall be amended and restated in its entirety to read “Phase4.”

4. Confirmation. Each of the Voting Agreement, Investor Rights Agreement and Co-Sale Agreement, as amended by this Amendment and Consent, is in all respects confirmed and preserved, and this Amendment and each of the Voting Agreement, Investor Rights Agreement and Co-Sale Agreement, as applicable, shall henceforth be read together as a single agreement.

5. Counterparts. This Amendment and Consent may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any signature page delivered electronically or by facsimile (including without limitation transmission by Portable Document Format or other fixed image form) shall be binding to the same extent as an original signature page.

6. Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Amendment and Consent.

7. Governing Law. This Amendment and Consent shall be governed by the internal laws of the State of California as applied to agreements to be performed entirely within California, without regard to choice of laws or conflict of laws provisions thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

COMPANY: ONCOMED PHARMACEUTICALS, INC.

By:	/s/ Paul J. Hastings
Name:	Paul J. Hastings
Title:	President & Chief Executive Officer

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

INVESTORS:

ADAMS STREET V, L.P.

By:	Adams Street Partners, LLC, its General Partner

By:	/s/ Terry Gould
Name Terry Gould
Title Partner

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

ADAMS STREET 2006 DIRECT FUND, L.P.

By:	ASP 2006 Direct Management, LLC, its General Partner
By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Terry Gould
Name Terry Gould
Title: Partner

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

DELPHI VENTURES VIII, L.P.

By:	Delphi Management Partners VIII, LLC

/s/ Deepika Pakianathan
Name:	Deepika R. Pakianathan
Title:	Managing Member

DELPHI BIOINVESTMENTS VIII, L.P.

By:	Delphi Management Partners VIII, LLC

/s/ Deepika Pakianathan
Name:	Deepika R. Pakianathan
Title:	Managing Member

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

LATTERELL MANAGEMENT COMPANY, LLC

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

LATTERELL VENTURE PARTNERS, L.P.

By:	Latterell Capital Management, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LATTERELL VENTURE PARTNERS II, L.P.

By:	Latterell Capital Management II, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LATTERELL VENTURE PARTNERS III, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP ASSOCIATES, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

LVP III PARTNERS, L.P.

By:	Latterell Capital Management III, L.L.C.
Its:	General Partner

By:	/s/ Patrick F. Latterell
Name:	Patrick F. Latterell
Its:	Managing Member

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

MORGENTHALER PARTNERS VII, L.P.

By:	Morgenthaler Management Partners VII, LLC
Its:	Managing Partner

By:	/s/ James Broderick
Name:	James W. Broderick
Title:	Managing Member

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

U.S. VENTURE PARTNERS VIII, L.P.
USVP VIII AFFILIATES FUND, L.P.
USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
USVP ENTREPRENEUR PARTNERS VIII-B, L.P.

By:	Presidio Management Group VIII, L.L.C.
Its:	General Partner

By:	/s/ Michael Maher
Name:	Michael P. Maher
Its:	Attorney-In-Fact

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By: The Vertical Group GPHC, LLC
Its: General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Its:	General Partner

VERTICAL FUND II. L.P.

By:	The Vertical Group, L.P.
Its:	General Partner

By: The Vertical Group GPHC, LLC
Its: General Partner

By:	/s/ John E. Runnells
Name:	John E. Runnells
Its:	General Partner

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

/s/ James N. Woody
JAMES N. WOODY, M.D., PH.D.

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

/s/ Paul J. Hastings
PAUL J. HASTINGS

AUSTIN GURNEY

JOHN LEWICKI

TIM HOEY

MARY JANE BEDEGI

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT

IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the date first above written.

/s/ William Waddill, as tte
WILLIAM AND KATHERINE WADDILL TRUST DATED JULY 26, 2006

SIGNATURE PAGE TO THE

ONCOMED PHARMACEUTICALS, INC.

AMENDMENT AND CONSENT